Exhibit 10.4

                                ESCROW AGREEMENT


     THIS AGREEMENT is made and entered into as of ________________, 1999, among THE CHASE MANHATTAN BANK, a New York corporation, with corporate trust offices at 450 W. 33rd Street, 15th Floor, New York, New York 10001 (the "Escrow Agent"), CAPITAL RESOURCE GROUP ONE, LLC, a Delaware limited liability company ("Capital"), and PRYOR, COUNTS & CO., INC., a New York corporation (the "Placement Agent").

     WHEREAS, Capital proposes to offer for sale to investors through the Placement Agent and other selected broker-dealers on a "best efforts basis" One Hundred and Fifty Million Dollars ($150,000,000) principal amount of 9.0% and 9.25% Asset Backed Certificates (the "Certificates") representing fractional undivided interests in Senior Insurance Settlements Funding Trust 1999 (the "Trust") originated by Capital, which Certificates will be issued in minimum denomination of Five Thousand and No/100 Dollars ($5,000.00) and integral multiplies of One Thousand and No/100 Dollars ($1,000.00) in excess thereof (the "Offering").

     WHEREAS, Capital, the Escrow Agent and the Placement Agent desire to establish an escrow account into which the payments received from the persons desiring to purchase Certificates will be deposited;

     NOW, THEREFORE, in consideration of the premises and the covenants herein contained, it is hereby agreed as follows:

     1. Capital and the Placement Agent hereby appoint and designate The Chase Manhattan Bank, as Escrow Agent for the purposes herein set forth, and The Chase Manhattan Bank does hereby accept such appointment.

     2. The parties hereto hereby establish an interest bearing escrow account with the Escrow Agent, which escrow account shall be entitled "Capital Resource Group One Escrow Account" (the "Escrow Account"). The Placement Agent shall instruct subscribers to make, and the Escrow Agent shall only be required to accept for deposit, checks, bank drafts or money orders for the subscription price for the Certificates (the "Checks") payable to the order of "THE CHASE MANHATTAN BANK ESCROW ACCOUNT FOR SENIOR INSURANCE SETTLEMENTS FUNDING TRUST 1999". Any Checks received that are made payable to a party other than "THE CHASE MANHATTAN BANK ESCROW ACCOUNT FOR SENIOR INSURANCE SETTLEMENTS FUNDING TRUST 1999" shall be returned to the Placement Agent.

     3. Until the occurrence of a Termination Date (as hereinafter defined) the Placement Agent agrees that it shall promptly deliver to the Escrow Agent all monies, received from subscribers for the payment of the Certificates to the Escrow Agent for deposit in the Escrow Account, together with a written account of each sale, which account shall set forth, among other things, the subscriber's name and address, the principal amount of the Certificates purchased, the amount paid therefor, tax identification number and whether the consideration received was in the form of a check, draft, or money order. All

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monies so deposited in the Escrow Account are hereinafter referred to as the
"Escrow Amount".

     4. The Offering shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates (each such date being a "Termination Date"):

          (a) the date upon which the Escrow Agent has received written notice from Capital that subscriptions for One Hundred and Fifty Million and No/100 Dollars ($150,000,000) principal amount of Certificates have been received and accepted by Capital;

          (b) Twelve (12) months from the effective date of the Registration Statement filed with the Securities and Exchange Commission with respect to the offering (the "Registration Statement"); or

          (c) the date upon which a determination is made by Capital to terminate the offering prior to the sale of Twenty Million and No/100 Dollars ($20,000,000) principal amount of Certificates (the "Minimum Amount"). Such determination shall be evidenced in a written instrument delivered to the Escrow Agent.

     Capital shall notify the Escrow Agent of the effective date of the Registration Statement in writing within five (5) business days of said effective date.

     5. The Escrow Agent is hereby authorized to forward each check for collection and deposit the proceeds in the Escrow Account. The Escrow Agent shall not be responsible or accountable for the proceeds of a Check until such proceeds are received by the Escrow Agent as Collected Funds. For purposes of this Agreement, the term "Collected Funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash. The Escrow Agent shall be under no duty or responsibility to enforce collection of any Checks delivered to the Escrow Agent hereunder except that it agrees to once again forward for collection any Check which has been returned unpaid if requested to do so by the Placement Agent. The Escrow Agent is authorized and permitted to receive Checks in the aggregate in excess of One Hundred and Fifty Million and No/100 Dollars ($150,000,000) until it has received written notice from Capital that subscriptions for One Hundred and Fifty Million Dollars ($5,000,000) principal amount of Certificates have been received and accepted by Capital.

     The Escrow Agent shall promptly notify the Placement Agent of any Check returned unpaid to the Escrow Agent whereupon the Placement Agent shall instruct the Escrow Agent to either once again forward such Check for collection or return such Check to the Placement Agent. If the Placement Agent instructs the Escrow Agent to return such Check to the Placement Agent or if such Check has been returned unpaid twice, the Escrow Agent shall return such Check to the Placement Agent and the Placement Agent shall immediately reimburse the Escrow

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Agent for any costs and expenses incurred by the Escrow Agent as a result of such returned Check.

     In the event Capital has received the distribution of funds from a subscription it has accepted and the Check representing such subscription is subsequently returned unpaid, the Escrow Agent shall promptly notify the Placement Agent of such non-payment whereupon the Placement Agent shall instruct the Escrow Agent to either (i) once again forward such Check for collection or
(ii) return such Check to the Placement Agent and further instruct the Escrow Agent in writing that such subscription is void and not accepted. In such event, the Escrow Agent may debit the Escrow Account in the amount of such Check if the Escrow Account has such funds available or, if funds are not available to debit the Escrow Account in the amount of such Check, Capital and the Placement Agent shall immediately reimburse the Escrow Agent for the amount of the uncollectible funds so distributed. If at the termination of the Escrow Agreement the Escrow Account has been debited to reimburse the Escrow Agent in the event a Check has been returned unpaid and there are not sufficient funds in the Escrow Account to pay back rejected subscriptions or to pay to Capital the amount of the subscriptions accepted, Capital and the Placement Agent shall immediately pay to the Escrow Agent an amount equal to the insufficiency of funds in the Escrow Account in order to permit the Escrow Agent to pay back the rejected subscriptions or to pay to Capital the amount of the subscriptions accepted.

     The obligation of Capital and the Placement Agent to reimburse the Escrow Agent for any uncollected funds or Checks shall survive the termination of the Escrow Agreement.

     If Capital rejects any subscription for which Capital has forwarded the Check to the Escrow Agent, Capital shall deliver written notice to the Escrow Agent of such rejection and if the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber in the amount of such funds collected from such subscriber. If Capital rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's Check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's Check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's Check for collection, the Escrow Agent shall promptly remit the subscriber's Check directly to the subscriber.

     6. If, before the Minimum Amount has been reached, the Escrow Agent shall have received written notice from Capital to release from the Escrow Account and deliver to a particular subscriber his funds, the Escrow Agent shall forward to such subscriber such funds in accordance with Section 5.

     7. After Checks for the Minimum Amount have been deposited into the Escrow Account and proceeds from such Checks have been received by the Escrow Agent as Collected Funds, and upon receipt by the Escrow Agent of:

          (i) notice from Capital in the form of Exhibit "A" attached hereto and made a part hereof (the "Capital's Notice of Acceptance") the Escrow Agent shall, from funds available therefor in the Escrow Account,

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               (a) deliver to Capital by certified or official bank check or a wire transfer or bank transfer at the direction of Capital payable in immediately available funds an amount equal to the amount set forth in Paragraph 8 of Capital's Notice of Acceptance as set forth therein;

               (b) deliver to the Placement Agent by certified or official bank check or a wire transfer or bank transfer at the direction of Capital and the Placement Agent payable in immediately available funds an amount equal to that set forth in Paragraph 6 of Capital's Notice of Acceptance;

               (c) deliver to The Chase Manhattan Bank, as trustee (the "Trustee") of the Trust created pursuant to the Pooling and Servicing Agreement dated as of ________, 1999, among the Trustee, Capital, United Funds, LLC, and 21st Holdings, LLC (the "Pooling and Servicing Agreement) by certified or official bank check or a wire transfer or bank transfer at the direction of Capital and the Trustee payable in immediately available funds an amount equal to that set forth in Paragraph 7 of Capital's Notice of Acceptance for deposit in the Liquidity Account (as defined in the Pooling and Servicing Agreement); and

               (d) deliver to each subscriber (if any) identified in Paragraph 2 or Paragraph 3 of Capital's Notice of Acceptance as having had his subscription agreement rejected in whole or in part by Capital such subscriber's original Check or an amount equal to the amount set forth opposite such subscriber's name on Appendices II and III, respectively, to Capital's Notice of Acceptance.

     Prior to the receipt of the Minimum Amount pursuant to this Section 7, Capital is aware and understands that Capital is not entitled to any funds deposited into the Escrow Account, and no amounts deposited in the Escrow Account prior to receipt of the Minimum Amount shall become the property of Capital or any other entity, or be subject to the debts of Capital or any other entity. After the Minimum Amount has been received, Capital may from time to time continue to deposit Checks and draw down the funds in the manner set forth in this Section 7. If funds remain in the Escrow Account after the occurrence of a Termination Date and the Minimum Amount has been reached, the Escrow Agent has the right to disburse such funds to Capital.

     8. If (a) a determination is made by Capital to terminate the Offering prior to the sale of the Minimum Amount, (b) the Minimum Amount has not been received and collected by the Escrow Agent on or before the expiration of ninety
(90) days (subject to Capital's option to extend that period for thirty (30) days) from the effective date of the Registration Statement, (c) the Minimum Amount has been received but for whatever reason Capital and the Placement Agent have not directed the Escrow Agent to disburse all or any part of the Escrow Amount, or (d) funds deposited in the Escrow Account after the Minimum Account has been reached have not been disbursed to Capital for a period of ninety (90) days, the Escrow Agent shall promptly return to each subscriber such subscriber's collected subscription funds.

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     9. This Agreement shall become effective as of the date hereof, and shall continue in force until the delivery of all funds held by the Escrow Agent hereunder in accordance with Section 7 and 8 hereof and the occurrence of the fifteenth (15th) day after the Termination Date.

     10. Contemporaneously with the execution hereof, Capital shall pay to Escrow Agent a base annual administration fee of Twenty-Five Thousand and No/100 Dollars ($25,000.00), which administration fee shall be deemed fully earned immediately, regardless of the actual length of time during which this Agreement is effective. In addition, Capital agrees to pay to Escrow Agent its customary fees for the services rendered by it pursuant to the provisions of this Agreement and will reimburse Escrow Agent for its reasonable expenses, including reasonable attorney's fees, incurred in connection with the performance by it of such services. The Escrow Agent's reasonable attorney's fees for time actually spent, not exceeding ________ Thousand and No/100 Dollars ($_________) shall be paid upon execution of this Agreement. Escrow Agent's current fee schedule is attached hereto as Exhibit "B" (but such fees may be adjusted from time to time, in which case Capital agrees to pay the adjusted fees). Notwithstanding anything to the contrary contained in any other provision of this Agreement or any instructions to the contrary from Capital, the Escrow Agent shall be entitled to retain from any disbursements, other than those made under Sections 5, 6 and 8, requested by Capital hereunder any outstanding fees and/or expenses due to it hereunder and which have not been paid by Capital.

     11. The Escrow Agent may invest the Escrow Amount only in such accounts or investments as Capital may specify by written notice. Capital may only specify investments in (i) bank accounts, (ii) bank money-market accounts, or (iii) short-term securities issued or guaranteed by the U.S. Government. Any such investments shall be made one (1) business day after the Escrow Agent has actual knowledge that the funds received by the Escrow Agent have become collected funds. Interest earned from such investment of the Escrow Amount shall be paid to Capital or the subscriber, as the case may be, upon termination of this Agreement, subject to any charges set forth in Section 10.


     12. The Escrow Agent shall have no responsibility except for the safekeeping and delivery of the amounts deposited in the Escrow Account in accordance with this Agreement. No implied covenants or obligations on the part of the Escrow Agent shall be read into this Agreement. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be done under this Agreement or in connection with the amounts deposited in the Escrow Account, except as a result of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent is not a party to nor is it bound by, nor need it give consideration to the terms or provisions of, even though it may have knowledge of, (i) any agreement or undertaking by, between or among Capital and any other party, except this Agreement, (ii) any agreement or undertaking that may be evidenced by this Agreement, or (iii) any other agreements that may now or in the future be deposited with the Escrow Agent in connection with this Agreement. The Escrow Agent is not a party to, is not responsible for, and makes no representations with respect to the offer, sale and distribution of the Certificates. Capital and the Placement Agent covenant that they will not commence any action against the Escrow Agent at law, in equity, or otherwise as a result of any action taken or thing done by the Escrow Agent pursuant to this Agreement, or for any disbursement made as authorized herein as a result of the failure of Capital or the Placement


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Agent to give the notice within the times herein described. The Escrow Agent has no duty to determine or inquire into any happening or occurrence or of any performance or failure of performance of Capital or the Placement Agent or of any other party with respect to agreements or arrangements with any other party. If any questions, dispute or disagreement arises among one or more of the parties hereto and/or any other party with respect to the funds deposited in Escrow Account, the proper interpretation of this Agreement, the duties of the Escrow Agent hereunder or the rights of the parties to this Escrow Agreement, the Escrow Agent shall not be required to act and shall not be held liable for refusal to act until the question or dispute is settled, and the Escrow Agent has the absolute right at its discretion to do either or both of the following:

          (a) withhold and/or stop all further performance under this Agreement until the Escrow Agent is satisfied, by receipt of a written document in form and substance satisfactory to the Escrow Agent and executed and binding upon all interested parties hereto (who may include the subscribers), that the question, dispute, or disagreement has been resolved; or

          (b) file a suit in interpleader and obtain by final judgment, rendered by a court of competent jurisdiction, an order binding all parties interested in the matter. In any such suit, the Escrow Agent shall be entitled to recover from Capital and the Placement Agent, jointly and severally, its reasonable attorneys' fees and costs.


     The Escrow Agent shall never be required to post a bond in connection with any services hereunder. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.


     13. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction, or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties and to take statements made therein as authorized and correct without any affirmative duty of investigation.

     14. The Escrow Agent may resign by giving Capital and the Placement Agent ten (10) days written notice of such resignation. During such ten (10) day period Capital shall appoint a successor Escrow Agent. After the expiration of such ten (10) day period and until a successor Escrow Agent named and accepts its appointment, the Escrow Agent shall have no duty except to hold the Escrow Amount uninvested and the Escrow Agent may file such appropriate proceeding to have a court appoint a successor Escrow Agent.

     15. Capital and the Placement Agent, jointly and severally, hereby agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, or expense (including all legal expenses described in Section 12 or incurred in enforcing any of the provisions of this Agreement or otherwise in connection herewith) incurred without gross negligence or willful misconduct (and Capital and the Placement Agent shall indemnify the Escrow Agent for such losses, liabilities or expenses incurred with ordinary negligence) on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and

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expenses of defending itself against any claim of liability in the premises.
This covenant shall survive the termination of this Agreement.


The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Capital. Anything to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage.


     16. All payments and deliveries required to be made by the Escrow Agent to Capital, the Placement Agent or the subscribers hereunder shall be made in accordance with the provisions of Sections 7 and 8 hereof, and all payments and deliveries so made shall be valid and effective to discharge the liability of the Escrow Agent with respect thereto. Upon disbursement of all of the funds in the Escrow Account in accordance with Sections 6, 7, 8, 11 and 14 hereof, the Escrow Agent's responsibilities under this Agreement shall terminate. The Escrow Agent shall have no liability under any circumstances with respect to the application of the proceeds of any delivery of funds made by it.

     17. The Chase Manhattan Bank agrees that Capital and the Placement Agent may, by mutual written notice (setting forth the name and address of a substitute Escrow Agent which shall be a national banking association) at any time, given at least ten (10) days prior to the effective date of such termination, remove The Chase Manhattan Bank, as Escrow Agent hereunder. Upon receipt of such notice, The Chase Manhattan Bank shall forthwith, upon being paid the compensation due to it hereunder, deliver to the national banking association named in such notice all amounts on deposit in the Escrow Account whereupon the responsibility of The Chase Manhattan Bank under this Agreement shall terminate.

     18. Any notice, authorization, request or demand required or permitted to be given hereunder shall be in writing. The Escrow Agent shall be deemed to have delivered and given notice or other item required to be delivered under this Agreement upon the deposit thereof by the Escrow Agent in the U.S. Mail by registered or certified mail postage prepaid or sent by Federal Express, next day delivery, or by facsimile transmission and addressed as follows:

                           If to Capital:

                           Capital Resource Group One, LLC
                           c/o Thomas J. LaRussa
                           650 E. Carmel Drive, Suite 150
                           Carmel, Indiana 46032
                           Facsimile No. (317) 705-5558

                           If to the Placement Agent:

                           Pryor, Counts & Co., Inc.
                           1515 Market Street, Suite 819
                           Philadelphia, PA  19103
                           Facsimile No. (215) 496-9109

                           If to a subscriber:
                           to the address set forth in the cover letter(s) referenced in Section 3 hereof

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

     Any notice, instruction or other item to the Escrow Agent shall be deemed to have been given only when received by the Escrow Agent. Such notice may be given by any accepted means of communication including but not limited to in person, by telegram. or by U.S. Mail or sent by Federal Express, next day delivery, or by facsimile transmission at its principal offices or at the following address:

         Corporate Trust Department


                           The Chase Manhattan Bank
                           450 West 33rd Street, 15th Floor
                           New York, New York  10001
                           Attention: CMFS
                           Facsimile No. (212) 946-2797


     A United States Post Office registered or certified mail receipt showing delivery as aforesaid or receipt from Federal Express showing delivery aforesaid shall be conclusive evidence of the date and fact of delivery. Any party hereto may change the address to which notices are to be delivered by giving to the other parties not less than ten (10) days written notice thereof.

     19. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their representative heirs, executors, administrators, personal representatives, successors and assigns.

     20. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     21. This Agreement has been executed and delivered in, and shall be construed and enforced in accordance with, the laws of the State of New York.

     22. This instrument evidences the entire agreement between the Escrow Agent, Capital and the Placement Agent, and represents a merger of all preceding agreements between the parties hereto pertaining to the subject matter hereof.

     23. The Escrow Agent shall not be bound by any modification, amendment, termination (except as provided in Section 8), cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if

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its duties as the Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto except as provided in Section 17.

     IN WITNESS WHEREOF, the undersigned have caused this Escrow Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

THE CHASE MANHATTAN BANK                    CAPITAL RESOURCE GROUP ONE,
a New York corporation                      LLC


By: ______________________________          By: _______________________________
                                                Thomas J. LaRussa
    Trust Officer                               President


                                            PRYOR, COUNTS & CO., INC.


                                            By:______________________________

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

                                    EXHIBIT A


                               December ___, 1999

Mr./Ms. ______________________
Corporate Trust Department
The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York  10001

Dear Mr./Ms. ________________:

     Reference is made to that certain Escrow Agreement dated effective as of December ___, 1999 (the "Agreement") by and between you, Pryor, Counts & Co., Inc. and the undersigned. This letter is the "Capital's Notice of Acceptance" referenced in Section 7(i) of the Agreement. All terms used herein shall have the same meaning as defined in the Agreement.

          1. The identity of those subscribers whose subscription agreements have been accepted in whole by Capital and the amount of the check of each such subscriber which was delivered to you are set forth in Appendix I attached hereto and made a part hereof.

          2. The name and address of each subscriber whose subscription agreement was totally rejected by Capital and the amount of the Check of such subscriber which was delivered to you, which amount is to be returned to the subscriber, are set forth in Appendix II attached hereto and made a part hereof.

          3. The name and address of each subscriber whose subscription agreement was accepted in part by Capital and the amount of the Check of such subscriber which was delivered to you, and the amount to be returned to each subscriber is set forth in Appendix III attached hereto and made a part hereof.

          4. The aggregate dollar amount of the Checks deposited in the Escrow Account is $____________.

          5. The aggregate dollar amount of interest earned and collected to date from investments of the Collected Funds is $_______________.

          6. The aggregate dollar amount to be delivered to Pryor, Counts & Co., Inc. is $_______________.

          7. The aggregate dollar amount to be delivered to The Chase Manhattan Bank for deposit in the Liquidity Account is $_______________.

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          8. The aggregate dollar amount of the funds deposited in the Escrow
     Account to be delivered to Capital is $____________.

          9. Payment should be made in the following manner (if by wire transfer specify wire instructions, if by bank transfer specify bank and account number).

                           TO CAPITAL BY ____________________________.

                           TO THE PLACEMENT AGENT BY ___________________.

     Each amount set forth herein is correctly stated.

                                      Very truly yours,

                                      CAPITAL RESOURCE GROUP ONE, LLC


                                      By: ___________________________________

                                      Its: ____________________________________

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                                   APPENDIX I

                                       TO

                         CAPITAL'S NOTICE OF ACCEPTANCE

                        Dated: ___________________, 1999

                                   APPENDIX II

                                       TO

                         CAPITAL'S NOTICE OF ACCEPTANCE

                        Dated: ___________________, 1999

                                  APPENDIX III

                                       TO

                         CAPITAL'S NOTICE OF ACCEPTANCE

                        Dated: ___________________, 1999

                                    EXHIBIT B

                                       TO

                                ESCROW AGREEMENT


THE CHASE MANHATTAN BANK            ESCROW AGENT              FEE SCHEDULE
------------------------            ------------              ------------